UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2021

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, the shareholders of Enzo Biochem, Inc. (the “Company”) voted to approve the Amended and Restated 2011 Incentive Plan (the “2011 Plan”).

The principal modifications to the 2011 Plan include (i) an additional 4,000,000 shares of common stock of the Company (“Common Stock”) will be available for grant under the 2011 Plan; (ii) the term of the 2011 Plan has been extended until October 7, 2030; and (iii) certain provisions of the 2011 Plan regarding the “performance-based compensation” exemption repealed by the Tax Cuts and Jobs Act of 2017 have been deleted.

The foregoing description of the 2011 Plan is qualified in its entirety by reference to the 2011 Plan, a copy of which is attached as Exhibit A to the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on November 27, 2020, as supplemented (the “Proxy Statement”), and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 4, 2021. As of November 23, 2020, the record date for the Annual Meeting, there were a total of 47,895,050 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. There were present at the meeting either in person, online, or by valid proxy, the holders of 30,824,490 shares of Common Stock, and, therefore, a quorum was present. Set forth below are the proposals voted upon at the Annual Meeting and the final voting results as certified by the independent inspector of elections. For more information about any of the proposals voted on at the Annual Meeting, please see the Proxy Statement.

Proposal 1 – Election of the nominees listed below:

(a) Class III Directors:

Nominee	Votes For	Against	Abstentions	Broker Non-Vote
Elazar Rabbani, Ph.D.	10,499,420	13,430,432	195,973	1,425,621
Ian Walters, M.D.	23,844,493	5,414,177	140,199	1,425,621

(b) Class II Director:

Nominee	Votes For	Against	Abstentions	Broker Non-Vote
Mary Tagliaferri, M.D.	18,569,554	5,418,300	137,971	1,425,621

On the basis of the above votes, (i) Dr. Walters was elected to serve as a Class III Director on the Board of Directors of the Company (the “Board”), to hold office for a term of three (3) years or until his respective successor has been duly elected and qualified; and (ii) Dr. Tagliaferri was elected to serve as a Class II Director on the Board, to hold office for a term of two (2) years or until her respective successor has been duly elected and qualified.

Dr. Rabbani did not receive a majority of the votes cast in the affirmative and, pursuant to the terms of the Company’s Amended and Restated By-laws (the “By-Laws”), conditionally tendered his resignation to the Board, with the effectiveness of such resignation being conditioned on the Board’s acceptance of such resignation in accordance with the By-Laws. The Nominating/Governance Committee of the Board will consider Dr. Rabbani’s resignation and make a recommendation to the Board on whether to accept or reject such resignation, or whether other action should be taken. The Board has 90 days from the date of certification of the election results to determine what action to take with respect to Dr. Rabbani’s resignation. The Board will publicly disclose its decision through the filing of a Current Report on Form 8-K. Dr. Rabbani will continue to serve as a director pending the Board’s determination with respect to his conditional resignation.

Proposal 2 – Approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers:

Votes for	10,557,570
Votes against	18,561,860
Abstentions	279,439
Broker Non-Votes	1,425,621

On the basis of the above votes, the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers was not approved.

Proposal 3 – Ratification of the Company’s appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2021:

Votes for	30,200,549
Votes against	496,499
Abstentions	127,442
Broker non-votes.	(0)

On the basis of the above votes, the proposal to ratify the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2021 was approved.

Proposal 4 – Approve the amendment and restatement of the Company’s Amended and Restated 2011 Incentive Plan, including an increase in the number of shares of Common Stock authorized for grant under such plan:

Votes for	21,777,014
Votes against	7,148,001
Abstentions	473,854
Broker non-votes.	1,425,621

On the basis of the above votes, the proposal to approve the amendment and restatement of the Company’s Amended and Restated 2011 Incentive Plan was approved.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Amended and Restated 2011 Incentive Plan (previously filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33332), filed on November 27, 2020 and herein incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 8, 2021	By:	/s/ David Bench
David Bench
Chief Financial Officer